                               POWER OF ATTORNEY

          WHEREAS, the Board of Directors of Hibbett Sporting Goods, Inc. (the "Company") has determined that it is in the best interest of the Company to register (i) 238,566 shares of the Company's common stock for issuance under the Company's Amended and Restated 1996 Stock Option Plan, (ii) 66,352 shares of the Company's common stock for issuance under the Company's Amended and Restated Stock Option Plan, (iii) 50,000 shares of the Company's common stock for issuance under the Company's Stock Plan for Outside Directors, and (iv) 75,000 shares of the Company's common stock for issuance under the Company's Employee Stock Purchase Plan; and

          WHEREAS, the Company proposes to file a registration statement and amendments thereto under the Securities Act of 1933 with respect to each of the above-referenced plans.

          NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of Michael J. Newsome and Susan H. Fitzgibbon their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statements, including any appropriate amendments thereto, to be a accompanied by any necessary exhibits.

          The Company hereby authorizes said persons or any one of them to execute said registration statements and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

          The undersigned directors and officers of the Company hereby authorize said persons or any one of them to sign said registration statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statements by appropriate amendment or amendments and to file the same as aforesaid, hereby giving and granting to said attorneys full power and authority to do so and perform all and every act and thing whatsoever requisite and necessary to complete the foregoing, hereby ratifying and confirming all that said attorneys may or shall do, or cause to be done, by virtue hereof.

          DONE this the 26th day of November, 1996.



                                    /s/  Clyde B. Anderson
                                    ------------------------------------
                                    Clyde B. Anderson


                                    /s/  Barry H. Feinberg
                                    ------------------------------------
                                    Barry H. Feinberg


                                    /s/  F. Barron Fletcher, III
                                    -----------------------------------
                                    F. Barron Fletcher, III


                                    /s/  John F. Megrue
                                    ----------------------------------
                                    John F. Megrue

                                    /s/  Michael J. Newsome
                                    ---------------------------------
                                    Michael J. Newsome


                                    /s/  Thomas A. Saunders
                                    ---------------------------------
                                    Thomas A. Saunders


                                    /s/  Susan H. Fitzgibbon
                                    ---------------------------------
                                    Susan H. Fitzgibbon